SALES & PURCHASE AGREEMENT ? 170400/2

Moscow                                                           April 17, 2000

Limited liability company OOO "Terra Knizhniy Club", represented by its Director General G.V.Kozhevnikov, acting on the basis of the company's Charter, hereinafter named as "The Seller", and closed-end joint stock company ZAO "OKSIRIS", hereinafter named as "The Buyer", represented by V.A.Dolgov, acting on the basis of the Charter, have made the present agreement on the following:

                                   1. SUBJECT

1.1. The Seller undertakes to give over, and the Buyer undertakes to pay for, on the basis of the present Agreement, the Goods (printed books), provided for in the Seller's price-list.

1.2. The Goods should be given over on the basis of the written or oral order of the Buyer. Quantity and assortment should be shown in the waybills, provided for each shipment.

                               2. PRICE OF GOODS

2.1. Price of the Goods should be established in rubles and is determined according to the Sellers price-list.
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2.2. Price of the Goods should be shown in the invoices and  waybills,  supplied with each shipment.

2.3. Price of the Goods includes cost of the Goods and cost of the packing.

                    3. RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1.     Rights and obligations of the Seller:

3.1.1. The Seller undertakes to deliver to the Buyer Goods of the proper quality, conforming to the certificates, to another technical documentation, and to the sanitary norms and rules, if those goods are in stock at the Sellers warehouse, against a drawn order of the Buyer, not later than in 24 hours upon receiving the order.

3.1.2. The Seller undertakes to replace the poor quality Goods within 5 (five) days from the time of receiving the notice about such Goods from the Buyer. The Goods should be considered as being of poor quality, if they have obvious or hidden defects, as well as the Goods, returned by the third parties, on the grounds of having in them defects, arising due to the Sellers fault, and not mentioned by the latter at the delivery, as well as the Goods, the written content of which doesn't meet the requirements of the present law.

3.1.3. In the case, when Goods are not in stock at a Seller's warehouse, the Seller undertakes to notify the Buyer within 24 hours about possible date of delivery.

3.1.4. The Seller undertakes to prepare the transport documentation for the shipments.

3.1.5. The Seller undertakes to provide the quality guarantee within the guarantees of the manufacturer.

3.1.6.   The Seller undertakes, on a weekly basis, to provide the Buyer with the
         information  about  his  stock,  according  to  the  price-list.   Such
         information should be delivered in electronic form.

3.2.     Rights and obligations of the Buyer:

3.2.1. The Buyer undertakes to accept Goods on the condition ex-warehouse of the Seller in Moscow.

3.2.2 The Buyer undertakes to check quality and assortment of the Goods at delivery, to prepare and sign the appropriate papers, to notify the Seller about defects of the Goods, revealed at delivery. The Seller shall enjoy the right to refuse accepting Goods, in case they don't conform the order in assortment or quantity.

                     4. COST OF GOODS AND PAYMENT CONDITIONS

4.1. Cost of the batch of Goods is established in rubles and is calculated as a number of units of the goods of the given title, multiplied by their cost in accordance with 2.1.

4.2. Date of payment shall be considered the date when funds are accepted on the Sellers account.

4.3. The Buyer should pay for the Goods by bank transfer to the Seller's account according to the order and invoice, in 50 % prepayment, the rest of the sum shall be transferred within 5 days after delivery.

4.4. Payment in cash is allowed on consent of the parties in accordance with the acting Law of the RF.

                        5. RESPONSIBILITY OF THE PARTIES

5.1. In the case, one of the Parties fails to fulfil any provision of this Agreement, all disputes shall be settled on the basis of mutual understanding. If settlement can not be reached in this way, the case shall be given over to the International Arbitrage Court at the Moscow Chamber of Commerce and Industry, city of Moscow.

                 6. AGREEMENT'S TERM AND TERMINATION CONDITIONS

6.1. This Agreement shall come into force from the date, when the authorised persons of the Parties sign it.
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6.2.     Term of validity of this Agreement is established equal to one calendar year. Validity of this Agreement upon its extinction shall be prolonged automatically for each subsequent period, if neither of the Parties gave no notice in writing, in one month time before expiry date, to the other Party on the termination of this Agreement, or on its further amendment.

6.3. This Agreement can be terminated upon the wish of one of the Parties, on the condition that the other Party is notified not later, than in a month before the termination date.

                                7. FORCE-MAJEURE

7.1. In the case, the circumstances outside one's control will occur, caused directly or indirectly by the circumstances outside one's control, caused directly or indirectly by occurrence of, for instance, flood, fire, earthquake, epidemic, war conflict, Coup d'Etat, acts of terrorism, civil disturbances, strike, orders, decrees or other administrative interference of the Government, or any other resolutions, administrative or governmental restrictions, causing influence on fulfilment of the obligations under this Agreement, or other circumstances outside of reasonable control of the Parties, terms of fulfilment of these obligations shall be postponed proportionally for the period of existence of such circumstances, if they considerably affect timely fulfilment of the whole Agreement, or one or another of its part, subject for fulfilment after occurrence of the circumstances of force-majeure. Both Parties should immediately notify in writing each other on the commencement and cessation of circumstances of force majeure, which obstruct fulfilment of the obligations under this Agreement. The Party, referring to the circumstances of force majeure, should provide in confirmation the document from the competent state body.

                                 8. MISCELENEOUS

8.1. This Agreement may be changed and supplemented by the written agreement of the Parties, signed by the authorised representatives of the Parties.

8.2. The Parties agree to keep in strict confidence conditions of this Agreement and any information, related to the business side of the other Party in relation to this Agreement, and not to make any public statements, concerning these conditions, except as upon receiving beforehand the written consent of the other Party.

8.3. This  Agreement,   including   annexes,   replaces  any  other  preliminary
     agreements, approvals, written and oral understandings, related to the subject of this Agreement.

8.4. Within two working days from the date of signing of this Agreement each Party delegates their senior employee (one from each side) for the purpose of organising technical co-operation in data exchange between the informational systems of the Seller an of the Buyer.

8.5. Within two weeks from the date of signing of this Agreement the working groups of the Parties, under supervision of their senior employees, shall agree upon every detail of technical co-operation on exchange of information about Goods, and prepare the Protocol on exchange, and procedure for information updating, which shall be approved by the authorised representatives of both Parties and shall be considered as inseparable part of this Agreement.

                  9. ADDRESSES AND BANK DETAILS OF THE PARTIES

      THE SELLER                                                THE BUYER
Full name                                                    Full name
Of organization: OOO "Terra Knizhniy Club"          Of organization: ZAO "OKSIRSIS"
Juridical address : 109280, Moscow                  Juridical address : 117802 Moscow
         Avtozavodskaya street.,10, str.2           Nauchniy proezd 12
Telephone         : (095) 737-0478                  Telephone         : (095) 334-4411
Fax               :                                 Fax              : 937-5060
Name of the bank: AKB "Westdeutche                  Name of the bank: AKB "Evrozapsibbank"
         Landesbank Vostok"
Account  : 40702810100000000051                     Account : 40702810700030000049
BIC               : 044525247                       BIC              : 044585726
Corresponding                                       Corresponding
Account  : 30101810200000000247                     Account : 30101810000000000726
INN               : 7725088326                      INN              : 7706200205
OKONH    : 87100, 71100                             OKONH   : 71100, 71200
OKPO              : 47611604                        OKPO             : 51260913

OOO "Terra Knizhniy Club"                           ZAO "OKSIRSIS"

(Signature)                                         (Signature)
(Seal)                                              (Seal)
Director General                                    Director General
April 17, 2000                                      April 17, 2000

             Protocol to the Agreement # 170400/2 of April 17, 2000
                Specification of the supplied information format

1.        Format of the supplied information (database type):

2.        Format of the updated supplied information:

3.        Delivery method for updated information :

4.        General information about Goods :
4.1.      [x]Russian title of the book
4.2.      [ ] English title of the book
4.3.      [x] Name of the author(s) in Russian
4.4.      [ ] Name of the author(s) in English
4.5.      [ ] Original's language
4.6.      [ ] Author of translation
4.7.      [ ] Year of edition
4.8.      [ ] Publisher, city
4.9.      [ ] Number of pages
4.10.     [ ] Bounding type

4.11.     [ ] BBK
4.12.     [ ] UDK
4.13.     [ ] ISBN

4.14.     [ ] Dimensions
4.15.     [ ] Weight
4.16.     [ ] Annotation

5.       Commercial information about Goods
5.1.     [x] Price of the Goods
5.2.     [x] Information about having Goods in stock

         SELLER                                 BUYER

         (Signature)                           (Signature) /s/V.A.Dolgov

         ------------                                      ---------------
         (Seal)                                (Seal)